Exhibit 24

VECTREN CORPORATION

LIMITED POWER OF ATTORNEY

(To Sign and File Registration Statement)

The undersigned director and/or officer of VECTREN CORPORATION, an Indiana corporation (the “Company”), does hereby make, constitute and appoint each of RONALD E. CHRISTIAN and JEROME A. BENKERT, JR., and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of additional shares of common stock of the Company, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 28th day of October, 2008.

/s/ NIEL C. ELLERBROOK Niel C. Ellerbrook	/s/ JOHN M. DUNN John M. Dunn

/s/ JOHN D. ENGELBRECHT John D. Engelbrecht	/s/ ANTON H. GEORGE Anton H. George

/s/ MARTIN J. JISCHKE Martin J. Jischke	/s/ ROBERT L. KOCH II Robert L. Koch II

/s/ WILLIAM G. MAYS William G. Mays	/s/ J. TIMOTHY MCGINLEY J. Timothy McGinley

/S/ RICHARD P. RECHTER Richard P. Rechter	/s/ R. DANIEL SADLIER R. Daniel Sadlier

/s/ RICHARD W. SHYMANSKI Richard W. Shymanski	/s/ MICHAEL L. SMITH Michael L. Smith

/s/ JEAN L. WOJTOWICZ Jean L. Wojtowicz

STATE OF INDIANA	)
	)	SS:
COUNTY OF VANDERBURGH	)

Before me, a notary public, in and for said County and State personally appeared Niel C. Ellerbrook, John M. Dunn, John D. Engelbrecht, Anton H. George, Martin J. Jischke, Robert L. Koch II, William G. Mays, J. Timothy McGinley, Richard P. Rechter, R. Daniel Sadlier, Richard W. Shymanski, Michael L. Smith and Jean L. Wojtowicz, who executed the above and foregoing Limited Power of Attorney on October 28, 2008.

Witness my hand and Notarial Seal this 28th day of October, 2008.

Notary Public

/s/ Mary Etta Smith

My Commission Expires:

July 4, 2014
Residing in Vanderburgh County